Exhibit 23.3

BEDINGER & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS

Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520

August 16, 2006

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in UpSNAP, Inc.’s (formerly Manu Forti Group, Inc.) amended registration on Form SB-2 of our reports dated December 9, 2005, relating to the financial statements of UpSNAP, Inc. and UpSnap USA, Inc., and our report dated March 10, 2006, relating to the financial statements of XSVoice, Inc., which are contained in that registration statement.

We also consent to the reference to Bedinger & Company under the caption “Experts” in such registration statement.

/s/ Bedinger & Company
Certified Public Accountants

1200 CONCORD AVENUE, SUITE 250, CONCORD, CA 94520 . (925) 603-0800 . (925) 603-0804 FAX

MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS,
THE CENTER FOR PUBLIC COMPANY AUDIT FIRMS,
AND THE CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS.
REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD.